EXHIBIT 3.51(b)

(STAMP)	(STAMP)
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
RAMADA EXPRESS, INC.
          The undersigned, Paul Rubeli and John G. Drumm being the President and Secretary, respectively, of Ramada Express, Inc., a Nevada corporation (Nevada Secretary of State File No. 6136-86), do hereby certify as follows:
     1. That the board of directors of Ramada Express, Inc., by unanimous written consent made pursuant to NRS 78.315(2) dated February 2, 1988, did adopt a resolution setting forth an amendment to the Articles of incorporation, declaring the advisability of such amendment, and submitting same to the stockholder for the consideration of such resolution. Said resolution called for the amendment of Article 4, Section 4.04 of the Articles of incorporation to read, in its entirety, as follows:
               Section 4.04 Restriction on Shares.
The Corporation shall not issue any stock or securities except in accordance with the provision of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, be affirmative action, validate said issuance or waive any defect in issuance.
No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, be affirmative action, validate said transfer or waive any defect in said transfer.
     If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purpose be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the securities.
     2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100; that, by written consent of the shareholder the amendment was adopted by a unanimous vote of the stockholder holding all stock outstanding and entitled to vote thereon.
     3. That the board of directors of Ramada Express, Inc., by unanimous written consent made pursuant to NRS 78.315(2) dated May 9, 1988, did adopt a resolution setting forth an amendment to the Articles of Incorporation, declaring the advisability of such amendment, and submitting same to the stockholder for the consideration of such resolution. Said resolution called for the amendment of Article 3, of the Articles of Incorporation to read, in its entirety, as follows:
ARTICLE 3
The purpose for which the corporation is organized is to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America, and to engage in any lawful activity.
     IN WITNESS WHEREOF, we have sent hereunto our hands as of the 11th day of May, 1988.

/s/ Paul Rubeli
Paul Rubeli, President

/s/ John G. Drumm
John G. Drumm, Secretary

STATE OF ARIZONA	)
	)	ss:
COUNTY OF MARICOPA	)
          On May 11, 1988, personally appeared before me, a Notary Public, Paul Rubeli, who acknowledged to me that he executed the foregoing Certificate of Amendment of Articles of Incorporation of Ramada Express, Inc.

[ILLEGIBLE]

NOTARY PUBLIC

My Commission Expires Aug. 30, 1990

STATE OF ARIZONA	)
	)	ss:
COUNTY OF MARICOPA	)
          On May 11, 1988, personally appeared before me, a Notary Public, John G. Drumm, who acknowledged to me that he executed the foregoing Certificate of Amendment of Articles of Incorporation of Ramada Express, Inc.

[ILLEGIBLE]

NOTARY PUBLIC

My Commission Expires Aug. 30, 1990

APPROVED FOR COMPLIANCE WITH
NRS CHAPTER 463 ONLY
Nevada Gaming Commission

By	[ILLEGIBLE]

Dated	June 7, 1988

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